UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 24, 2020

NRG Energy, Inc.

(Exact name of Registrant, as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (I.R.S. Employer Identification Number)

804 Carnegie Center, Princeton, New Jersey 08540
(Address of principal executive offices) (Zip code)

(609) 524-4500
Registrant’s telephone number, including area code:

N/A
Former name or address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Purchase Agreement

On July 24, 2020, NRG Energy, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Company, Centrica plc, a public limited company organized under the laws of England and Wales (“Parent”), Centrica Beta Holdings Limited, a limited company organized under the laws of England and Wales and a wholly owned indirect subsidiary of Parent, Centrica Gamma Holdings Limited, a limited company organized under the laws of England and Wales and a wholly owned indirect subsidiary of Parent, Centrica US Holdings Inc., a Delaware corporation and a wholly owned direct subsidiary of Centrica Beta Holdings Limited (the “Transferred US Entity”), and Direct Energy Marketing Limited, a company organized under the laws of Ontario and a wholly owned direct subsidiary of Centrica Gamma Holdings Limited (the “Transferred Canadian Entity”), pursuant to which the Company has agreed to purchase Parent’s North American energy supply, services and trading business, Direct Energy (the “Business”).

Subject to the terms and conditions of the Purchase Agreement, the Company will acquire the Business at the Closing (as defined below) through the acquisition of (i) all the issued and outstanding common shares of the Transferred US Entity and (ii) all the issued and outstanding common shares of the Transferred Canadian Entity (such acquisitions, together with the other transactions contemplated by the Purchase Agreement, the “Transaction”). The purchase price for the Transaction is $3.625 billion in cash, subject to certain adjustments set forth in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants related to the Business and the Transaction. Between the date of the Purchase Agreement and the completion of the Transaction, Parent has agreed to use commercially reasonable efforts to operate the Business in the ordinary course of business and has agreed to certain limitations on the operation of the Business, and its ability to make changes to the Business as set forth more fully in the Purchase Agreement.

Under the terms of the Purchase Agreement, each of the parties has agreed to use its reasonable best efforts to, among other things, make all necessary or advisable regulatory filings, obtain all necessary or advisable approvals and/or consents and defend against actions challenging the Transaction. In connection therewith, the Company has agreed to take actions to obtain such approvals or consents so long as such actions would not, and would not reasonably be expected to, have a material adverse effect on the Company’s or the Business’s assets, properties, financial condition or operations, as determined in accordance with the terms in the Purchase Agreement (a “Burdensome Condition”).

Under applicable UK law, and in accordance with the provisions of the Purchase Agreement, Parent is required to obtain the approval of its shareholders for the sale of the Business. The Purchase Agreement includes a customary “no-shop” provision in favor of the Company, prohibiting Parent from soliciting, participating in discussions or providing diligence information related to a third-party offer for the Business. Parent may, however, enter into a confidentiality agreement with or otherwise engage a third party if such third party provides an unsolicited offer that the Board of Directors of Parent (the “Parent Board”) determines in good faith is, or is reasonably likely to lead to, a proposal which is more favorable to Parent or its shareholders from a financial point of view or, consistent with the Parent Board’s fiduciary duties, is otherwise on more favorable terms to Parent or its shareholders (a “Superior Proposal”). The Purchase Agreement imposes customary obligations on Parent with respect to the Company’s right to information with respect to an unsolicited competing offer and the Company’s right to seek to match such competing offer.

The Purchase Agreement required Parent to submit a near final version of its shareholder circular to the Financial Conduct Authority of the United Kingdom (“FCA”) by July 27, 2020 and to use best efforts to obtain final approval of its shareholder circular from the FCA by no later than July 31, 2020. Thereafter, Parent is required to send the shareholder circular to Parent’s shareholders as promptly as reasonably practicable (and in any event no later than three (3) business days following approval of the shareholder circular) and to convene the Parent shareholder meeting on the business day that is fourteen (14) “clear” days from the date the shareholder circular is deemed to have been received by Parent’s shareholders, subject to Parent’s right to adjourn or postpone its shareholder meeting to the extent required to disseminate new information to shareholders (as may be required by law), or otherwise to give effect to the Company matching rights with respect to a potential Change in Recommendation (as described below) or a potential Superior Proposal that the Parent Board is considering. Parent is required to include, in its shareholder circular, a unanimous recommendation from the Parent Board of the shareholder resolution to approve the Transaction; provided, however, that if the Parent Board determines in good faith, after giving effect to the Company’s information and matching rights contained in the Purchase Agreement, that making such recommendation would be inconsistent with its fiduciary duties, Parent may withdraw or modify such recommendation (a “Change in Recommendation”). In the event the Parent Board effects a Change in Recommendation in accordance with the terms of the Purchase Agreement, the Purchase Agreement will automatically terminate.

The completion of the Transaction is subject to customary Closing conditions, including, among others, (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of approvals under or expiration or termination of applicable waiting periods under the Competition Act (Canada) and Section 203 of the Federal Power Act (the “Required Governmental Approvals”), and that none of the Required Governmental Approvals impose or would impose a Burdensome Condition; (ii) the absence of any judgment, law or agreement with a governmental entity which prohibits, delays, enjoins, or makes illegal the Closing or imposes a Burdensome Condition; (iii) approval of the Transaction by Parent’s shareholders; and (iv) customary conditions regarding the accuracy of the representations and warranties and compliance by the parties in all material respects with their respective obligations under the Purchase Agreement. The Transaction is not subject to a financing condition. The closing of the Transaction (the “Closing”) is targeted by year end 2020, subject, among other things, to satisfaction of the foregoing conditions.

The Purchase Agreement includes customary termination provisions in favor of the Company, on the one hand, and Parent, on the other hand, including by the Company or Parent if the Closing has not occurred on or before July 24, 2021 (as such date may extended for two (2) separate three (3) month periods if necessary to obtain required regulatory approvals, through January 24, 2022). Each of the Company and Parent can also terminate the Purchase Agreement if a governmental entity issues a final, non-appealable judgment or enacts a law that permanently prohibits the Transaction. In addition, the Company can terminate the Purchase Agreement if any governmental entity issues a final, non-appealable judgment or enacts a law that imposes any action or condition that constitutes, or is reasonably likely to constitute, a Burdensome Condition. In the event the Purchase Agreement is terminated in certain circumstances, including as a result of a failure to obtain approval under certain antitrust and competition laws, the Company is required to pay Parent a termination fee of $180,000,000.

The Purchase Agreement also contains a customary provision allowing Parent, prior to receiving the approval of its shareholders, to terminate the Purchase Agreement in order to concurrently enter into a definitive agreement providing for a Superior Proposal. In addition, the Purchase Agreement may be terminated by either Parent or the Company in the event Parent’s shareholders fail to approve the Transaction at the Parent shareholder meeting. The Purchase Agreement will automatically terminate upon a Change in Recommendation that is not withdrawn by the end of a notice period. In the event the Purchase Agreement is terminated in connection with a Superior Proposal, a Change in Recommendation or the failure to obtain Parent shareholder approval of the Transaction, then, in any such case, Parent is required to pay the Company a termination fee of $30,027,250.

Both the Company and Parent have agreed to indemnify the other party for losses arising from certain breaches of covenants under the Purchase Agreement and other liabilities, subject to certain limitations. None of the representations and warranties in the Purchase Agreement survive Closing, and the Company’s sole recourse in the event of breaches of representations or warranties in the Purchase Agreement will be to a representation and warranty insurance policy procured by the Company upon signing that will be effective upon the Closing.

In connection with the Closing, the Company and Parent will enter into certain additional ancillary agreements, including a transition services agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement. A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Purchase Agreement and information regarding the subject matter thereof may change after the date of the Purchase Agreement. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company or its business as of the date of the Purchase Agreement or as of any other date. Investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were made only as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders.

Commitment Letter

In connection with entry into the Purchase Agreement, the Company entered into a Commitment Letter (the “Commitment Letter”), by and among the Company, Citigroup Global Markets Inc. (“Citi”), Credit Suisse AG and Credit Suisse Loan Funding LLC (together with Credit Suisse AG, “Credit Suisse”). Pursuant to the terms of the Commitment Letter, each of Citi and Credit Suisse committed to provide to the Company and act as joint lead arrangers and joint active bookrunners in respect of a senior secured 364-day bridge term loan facility (the “Bridge Facility”) in a principal amount not to exceed $5,500,000,000, for the purposes of financing the Transaction, funding liquidity, credit support and cash collateral needs or obligations of the Business and paying fees and expenses in connection with the Transaction and certain other third-party payments in respect of arrangements of the Business determined by the Company to be necessary or advisable in connection with consummation of the Transaction. The Commitment Letter provides that the terms of the Bridge Facility will be substantially consistent with the Company’s existing Second Amended and Restated Credit Agreement, dated as of June 30, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), with such modifications as may be necessary to reflect the Transaction, operational and technical requirements as may be necessary to effectuate the Bridge Facility loans, and other customary modifications and certain other modifications set forth in the Commitment Letter. The Bridge Facility will be secured by the collateral that secures the Existing Credit Agreement, on a pari passu basis, and will be guaranteed by the guarantors under the Existing Credit Agreement. The aggregate commitments in respect of the Bridge Facility shall be mandatorily reduced (or prepaid, as applicable) in connection with the receipt of the net proceeds of certain debt issuances, equity offerings and certain asset sales or in respect of the commitments of certain debt issuances. The Bridge Facility is subject to satisfaction of certain availability triggers and certain closing conditions set forth in the Commitment Letter.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Commitment Letter. A copy of the Commitment Letter is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference. The representations, warranties and covenants set forth in the Commitment Letter have been made only for the purposes of the Commitment Letter and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Commitment Letter instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Commitment Letter and information regarding the subject matter thereof may change after the date of the Commitment Letter. Accordingly, the Commitment Letter is included with this filing only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company or its business as of the date of the Commitment Letter or as of any other date. Investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were made only as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the federal securities laws. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about the Transaction and the anticipated timing thereof; expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. The Company cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Among other risks and factors, the Company’s results are subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company’s new product introductions, uncertainties with respect to the timing and terms of any disposition (including the timing of the Transaction), the successful integration of acquisitions, restructurings, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, tax reform, foreign currency fluctuations and interest rate risk. See the Company’s Form 10-K for the fiscal year ended December 31, 2019 and Form 10-Q for the quarter ended March 31, 2020 filed with the Securities and Exchange Commission for further information regarding risk factors. The Company disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

Item 2.02.  Results of Operations and Financial Condition

On July 24, 2020 the Company issued a press release announcing that the Company would hold an investor call to discuss its acquisition of the Business as well as a preview of certain preliminary financial results of the Company’s second quarter 2020 financial results.

In connection with the press release, on July 24, 2020 the Company held an investor call via webcast, which is posted to the Company’s Investor Relations website under Presentations & Webcasts. The preview of the preliminary results of operations and financial condition discussed during the investor call is attached as Exhibit 99.1 to this Current Report on Form 8-K.  The Company plans to report second quarter 2020 financial results by press release and presentation on or about Thursday, August 6, 2020.

The information in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
2.1*	Purchase Agreement, dated as of July 24, 2020, by and between the Company, Parent, Centrica Beta Holdings Limited, Centrica Gamma Holdings Limited, Centrica US Holdings Inc. and Direct Energy Marketing Limited.

2.2*	Commitment Letter, dated as of July 24, 2020, by and between the Company, Citi and Credit Suisse.

99.1	Preliminary Results of Operations discussed during the July 24, 2020 Investor Call

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

* Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K because it is both not material and would likely cause competitive harm to the Company if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy,
Date: July 30, 2020
/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary